Exhibit 99.1
Nextracker Reports Q1 FY25 Financial Results
50% Revenue Growth YoY; Reaffirms FY25 Outlook
Adds Solar Foundation Offerings with Ojjo and Solar Pile International Acquisitions
August 1, 2024
FREMONT, Calif. – Nextracker (Nasdaq: NXT), a global market leader of intelligent solar tracker and software solutions, today announced financial results for the first quarter of fiscal year 2025, ended June 28, 2024.
Financial Summary
(In millions, except per share)

	Q1 FY25*	Q4 FY24*	Q1 FY24*
Revenue	$720	$737	$480
GAAP Gross Profit	$237	$340	$114
GAAP Gross Margin	33.0%	46.2%	23.7%
GAAP Net Income	$125	$223	$64
GAAP Net Income Margin	17.3%	30.3%	13.3%
GAAP Diluted EPS	$0.84	$1.51	$0.43

Adjusted Gross Profit	$241	$222	$116
Adjusted Gross Margin	33.5%	30.2%	24.1%
Adjusted EBITDA	$175	$160	$84
Adjusted EBITDA Margin	24.3%	21.7%	17.4%
Adjusted Net Income	$139	$142	$71
Adjusted Diluted EPS	$0.93	$0.96	$0.48
*Q1 FY25 GAAP and adjusted results include approximately $47 million of IRA 45X advanced manufacturing tax credit vendor rebates (45X credits). Q4 FY24 GAAP results include a cumulative adjustment to recognize 45X credits of $121 million earned on eligible deliveries from January 1, 2023, through March 31, 2024. Q1 FY24 results do not include 45X credits.

Please refer to Nextracker’s most recent Annual Report on Form 10-K for more information on 45X credits and schedules IV and V attached to this press release for a reconciliation of non-GAAP to GAAP financial measures, and additional information can be found on the Investor Relations section of our website.
Business Highlights
•Launched NX Horizon Low Carbon Tracker in April 2024 and unveiled Agrivoltaics in July 2024
•Expanded JM Steel’s Pittsburgh facility with Nextracker-dedicated manufacturing in April 2024
•Opened a second Nevada factory by Unimacts with Nextracker-dedicated manufacturing in June 2024
•Acquired Ojjo, Inc. on June 20, 2024 for approximately $120 million
•Acquired Solar Pile International’s foundations business on July 31, 2024 for approximately $48 million
•Amended credit agreement and expanded revolver facility from $500 million to $1 billion on June 21, 2024
•Currently expect 100% U.S. domestic content capability with an early CY25 planned ship date

“Our fiscal year is off to an excellent start with another quarter of strong execution, where healthy demand dynamics continued for solar trackers in both the U.S. and international markets,” said Dan Shugar, founder and CEO of Nextracker. “We also unveiled new product solutions, expanded several of our partner manufacturing facilities, and added foundations solutions with the acquisitions of Ojjo and Solar Pile International’s foundations business.”
“Our exceptional Q1 results led to our sixth consecutive quarter of year-over-year double-digit revenue growth,” said Chuck Boynton, CFO of Nextracker. “We continued to bolster our strong balance sheet with healthy operating cash flows, limited debt, and an expanded total liquidity of over $1.4 billion.”

FY2025 Annual Outlook
Nextracker reaffirmed its full-year fiscal year 2025 outlook:

FY25 Outlook
Revenue	$2.8 billion to $2.9 billion
GAAP Net Income	$363 million to $393 million
GAAP Diluted EPS	$2.37 to $2.57
Adjusted EBITDA	$600 million to $650 million
Adjusted Diluted EPS	$2.89 to $3.09
GAAP net income range of $363 million to $393 million is updated from previous range of $369 million to $399 million to include estimated impact of incremental net intangible asset amortization resulting from acquisitions. GAAP diluted EPS range of $2.37 to $2.57 is updated from previous $2.41 to $2.61 to include the estimated impact of incremental net intangible asset amortization resulting from acquisitions.
Adjusted EBITDA and adjusted diluted EPS exclude approximately $103 million and $0.52, respectively, for stock-based compensation and net intangible amortization.

Q1 FY2025 Earnings Call
August 1, 2024
2:00 p.m. PT / 5:00 p.m. ET
Live webcast available on investors.nextracker.com

We encourage you to review our Q1 FY25 Shareholder Letter, which, along with this press release, is available on the Nextracker Investor Relations website and includes important information for Nextracker shareholders that supplements and expands on the information in this press release.
The webcast replay will be available on the Nextracker Investor Relations website following the conclusion of the event.

About Nextracker
Nextracker is a leading provider of intelligent, integrated solar tracker and software solutions used in utility-scale and ground-mounted distributed generation solar projects around the world. Our products enable solar panels power plants to follow the sun’s movement across the sky and optimize plant performance. With power plants operating in forty countries worldwide, Nextracker offers solar tracker technologies that increase energy production while reducing costs for significant plant ROI. For more information, please visit www.nextracker.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the trends for future solar adoption, the expected benefits of the Ojjo and Solar Pile International acquisitions, our domestic content capabilities, and Nextracker’s outlook for fiscal 2025 and other periods. These forward-looking statements are based on various assumptions and on the current expectations of Nextracker’s management. These statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties that are described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextracker’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other documents that Nextracker has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextracker is not aware of or that Nextracker currently believes are immaterial that could also cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextracker assumes no obligation to update these forward-looking statements.

Use of Adjusted Financial Information
An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules IV and V attached to this press release, and can be found, along with other financial information including the Earnings Presentation, on the investor relations section of our website at investors.nextracker.com.

Channels for Disclosure of Information
Nextracker intends to announce material information to the public through the Nextracker Investor Relations website investors.nextracker.com, SEC filings, press releases, public conference calls, and public webcasts. Nextracker uses these channels to communicate with its investors, customers, and the public about the company, its offerings, and other issues. As such, Nextracker encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.

Investors, Financial Media & Press
Mary Lai
VP, IR & Financial Communications
Investor@nextracker.com
Media & Press
Kristan Kirsh
SVP, Global Marketing
Media@nextracker.com

Schedule I
Nextracker Inc.
Unaudited condensed consolidated statements of operations and comprehensive income
(In thousands, except share and per share data)

	Three-month periods ended
	June 28, 2024	March 31, 2024	June 30, 2023
Revenue	$719,921	$736,515	$479,543
Cost of sales	482,481	396,045	365,799
Gross profit	237,440	340,470	113,744
Selling, general and administrative expenses	60,827	56,706	32,437
Research and development	16,519	13,090	7,427
Operating income	160,094	270,674	73,880
Interest expense	3,280	3,845	3,102
Other expense (income), net	4,868	(16,235)	(1,968)
Income before income taxes	151,946	283,064	72,746
Provision for income taxes	27,152	59,864	9,101
Net income and comprehensive income	124,794	223,200	63,645
Less: Net income attributable to non-controlling interests and redeemable non-controlling interests	3,094	18,037	43,216
Net income attributable to Nextracker Inc.	$121,700	$205,163	$20,429

Earnings per share attributable to the stockholders of Nextracker Inc.
Basic	$0.86	$1.48	$0.44
Diluted	$0.84	$1.51	$0.43
Weighted-average shares used in computing per share amounts:
Basic	142,102,503	138,389,259	46,411,859
Diluted	149,233,237	148,144,066	146,868,852

Schedule II
Nextracker Inc.
Unaudited condensed consolidated balance sheets
(In thousands)

	As of June 28, 2024	As of March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$471,879	$474,054
Accounts receivable, net of allowance of $4,020 and $3,872, respectively	401,937	382,687
Contract assets	361,939	397,123
Inventories	166,023	201,736
Other current assets	295,633	312,635
Total current assets	1,697,411	1,768,235
Property and equipment, net	35,261	9,236
Goodwill	328,381	265,153
Other intangible assets, net	46,458	1,546
Deferred tax assets and other assets	519,418	474,612
Total assets	$2,626,929	$2,518,782
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$387,401	$456,639
Accrued expenses	69,028	82,410
Deferred revenue	218,565	225,539
Current portion of long-term debt	4,688	3,750
Other current liabilities	123,275	123,148
Total current liabilities	802,957	891,486
Long-term debt, net of current portion	142,235	143,967
Tax receivable agreement liability and other liabilities	545,106	491,301
Total liabilities	1,490,298	1,526,754
Total stockholders' equity	1,136,631	992,028
Total liabilities and stockholders' equity	$2,626,929	$2,518,782

Schedule III
Nextracker Inc.
Unaudited condensed consolidated statements of cash flows
(In thousands)

	Three-month periods ended
	June 28, 2024	March 31, 2024	June 30, 2023
Cash flows from operating activities:
Net income	$124,794	$223,200	$63,645
Depreciation and amortization	941	1,225	1,046
Changes in working capital and other, net	(4,889)	(112,933)	161,076
Net cash provided by operating activities	120,846	111,492	225,767
Cash flows from investing activities:
Purchases of property and equipment	(2,890)	(2,310)	(694)
Payment of business acquisition, net of cash acquired	(110,165)	—	—
Purchase of intangible assets	—	(500)	—
Net cash used in investing activities	(113,055)	(2,810)	(694)
Cash flows from financing activities:
Repayment of bank borrowings	(937)	—	—
Payment of revolver issuance cost	(3,715)	—	—
Distribution to non-controlling interest holders	(5,314)	(2,516)	—
Other financing activities	—	70	—
Net cash used in financing activities	(9,966)	(2,446)	—
Net (decrease) increase in cash and cash equivalents	(2,175)	106,236	225,073
Cash and cash equivalents beginning of period	474,054	367,818	130,008
Cash and cash equivalents end of period	$471,879	$474,054	$355,081

	Three-month periods ended
Adjusted free cash flow	June 28, 2024	March 31, 2024	June 30, 2023
Net cash provided by operating activities	$120,846	$111,492	$225,767
Purchases of property and equipment	(2,890)	(2,310)	(694)
Other financing	—	3,750	—
Adjusted free cash flow	$117,956	$112,932	$225,073

Schedule IV
Nextracker Inc.
Reconciliation of GAAP to Non-GAAP Financial measures
(In thousands, except percentages, shares and per share data)

	Three-month periods ended
	June 28, 2024		March 31, 2024		June 30, 2023
GAAP gross profit & margin	$237,440	33.0%	$340,470	46.2%	$113,744	23.7%
Stock-based compensation expense	3,780		3,096		1,926
Intangible amortization	88		87		63
Advanced manufacturing tax credit vendor rebate	—		(121,405)		—
Adjusted gross profit & margin	$241,308	33.5%	$222,248	30.2%	$115,733	24.1%

GAAP operating income & margin	$160,094	22.2%	$270,674	36.8%	$73,880	15.4%
Stock-based compensation expense	21,901		16,889		8,460
Intangible amortization	88		87		63
Acquisition costs	1,480		—		—
Advanced manufacturing tax credit vendor rebate	—		(121,405)		—
Adjusted operating income & margin	$183,563	25.5%	$166,245	22.6%	$82,403	17.2%

GAAP net income & margin	$124,794	17.3%	$223,200	30.3%	$63,645	13.3%
Stock-based compensation expense	21,901		16,889		8,460
Intangible amortization	88		87		63
Adjustment for taxes	(9,644)		23,567		(1,225)
Acquisition costs	1,480		—		—
Advanced manufacturing tax credit vendor rebate	—		(121,405)		—
Adjusted net income & margin	$138,619	19.3%	$142,338	19.3%	$70,943	14.8%

GAAP net income & margin	$124,794	17.3%	$223,200	30.3%	$63,645	13.3%
Interest, net	(1,292)		988		1,420
Provision for income taxes	27,152		59,864		9,101
Depreciation expense	853		1,138		983
Intangible amortization	88		87		63
Stock-based compensation expense	21,901		16,889		8,460
Acquisition costs	1,480		—		—
Advanced manufacturing tax credit vendor rebate	—		(121,405)		—
Other tax related income, net	—		(21,138)		—
Adjusted EBITDA & margin	$174,976	24.3%	$159,623	21.7%	$83,672	17.4%

Diluted earnings per share
GAAP	$0.84		$1.51		$0.43
Earnings per share attributable to Non-GAAP adjustments	$0.09		$(0.55)		$0.05
Adjusted	$0.93		$0.96		$0.48

Diluted shares used in computing per share amounts	149,233,237		148,144,066		146,868,852

See the accompanying notes on Schedule V attached to this press release

Schedule V
Nextracker Inc.
Notes
To supplement Nextracker’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, and adjusted free cash flow. These supplemental measures exclude certain legal and other charges, stock-based compensation expense and intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all the amounts associated with Nextracker’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Nextracker’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:
Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions, and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.
The 45X Advanced Manufacturing Production Tax Credit (“45X Credit”) which was established as part of the Inflation Reduction Act (IRA), is a per-unit tax credit earned over time for each clean energy component domestically produced and sold by a manufacturer. The 45X Credit was eligible for domestic parts manufactured after January 1, 2023. The Company has executed agreements with certain suppliers to ramp up its U.S. manufacturing footprint. These suppliers produce 45X Credit eligible parts, including torque tubes, and structural fasteners, that will then be incorporated into a solar tracker. The Company has contractually agreed with these suppliers to share a portion of the credit related to Nextracker’s purchases. The Company accounts for these credits as a reduction of the purchase price of the parts acquired from the vendor and therefore a reduction of inventory until the part is sold, at which point the Company recognizes such credit as a reduction of cost of sales on the unaudited condensed consolidated statements of operations and comprehensive income. During the fourth quarter of fiscal 2024, the Company determined the amount of the 45X vendor rebates it expects to receive in accordance with the vendor contracts and recognized a cumulative reduction to cost of sales of $121.4 million related to 45X Credit vendor rebates earned on production of eligible components shipped to projects starting on January 1, 2023 through March 31, 2024. The Company believes that the assessment of its operations excluding the benefit from the vendor credits provides a more consistent comparison of its performance given the cumulative nature of the amount recorded in the fiscal fourth quarter. Beginning in the first quarter of fiscal year 2025, these 45X credit vendor rebates are not excluded from our non-GAAP financial measures.
Acquisition costs consist primarily of nonrecurring transaction costs for business acquisition.
Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.